Exhibit 2.11
THIRD SUPPLEMENTAL INDENTURE
This Third Supplemental Indenture, dated as of January 16, 2008 (this “Supplemental Indenture”), among Vitro, S.A.B. de C.V. (formerly known as Vitro, S.A. de C.V.), a Mexican corporation (sociedad anónima bursátil de capital variable) (together with its successors and assigns, the “Issuer”), the Subsidiary identified under the caption “NEW GUARANTOR” on the signature pages hereto ( a “New Guarantor”), each of the Subsidiaries identified under the caption “EXISTING GUARANTORS” on the signature pages hereto (individually, an “Existing Guarantor” and collectively, the “Existing Guarantors”) and U.S. Bank National Association as successor trustee (the “Trustee”) to Wachovia Bank, National Association under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Issuer and the Trustee are parties to an Indenture, dated as of October 22, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 11.75% Senior Notes Due 2013 (the “Securities”) of the Issuer;
WHEREAS, pursuant to Section 3.11 of the Indenture, the Issuer is prohibited from permitting any Restricted Subsidiary to Guarantee any Indebtedness of the Issuer that is pari passu with or subordinate in right of payment to the Securities, unless (i) such Guarantee is otherwise permitted under the terms of the Indenture, (ii) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Securities by such Restricted Subsidiary; and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, except under certain conditions;
WHEREAS, the Issuer, the New Guarantor, the Existing Guarantors and The Bank of New York, as trustee, propose to execute and deliver each of the supplemental indentures (the “New Supplemental Indentures”), dated as of January 26, 2008, pursuant to which the New Guarantor will be added to (i) the indenture, dated as of February 1, 2007, providing for the issuance of US$300,000,000 8.625% Senior Notes Due 2012 of the Issuer (as amended, supplemented, waived or otherwise modified, the “2012 Notes Indenture”) and (ii) the indenture, dated as of February 1, 2007, providing for the issuance of US$700,000,000 9.125% Senior Notes Due 2017 of the Issuer (as amended, supplemented, waived or otherwise modified, the “2017 Notes Indenture” and collectively with the 2012 Notes Indenture, the “New Indentures”), which contain a Guarantee by Restricted Subsidiaries; and
WHEREAS, pursuant to Section 7.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver any Supplemental Indenture (including this Supplemental Indenture) to supplement the Indenture, without the consent of any Holder, to make any change that would provide any additional rights or benefits to the Holders, including the addition of a Guarantee under the same terms as the Guarantee provided in the New Indentures.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantor, each Existing Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
ARTICLE II
NEW GUARANTORS
Section 2.1. Addition of New Guarantor. The New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.
ARTICLE III
MISCELLANEOUS
Section 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.2. Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 12.08 of the Indenture.
Section 3.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
Section 3.5. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
Section 3.6. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VITRO, S.A.B. de C.V., as Issuer

By:

Name: Ramón Leal Chapa
Title: Attorney in Fact

By:

Name: Rafael Colome Carrasco
Title: Attorney in Fact

NEW GUARANTOR

VIDRIOS Y CRISTALES DEL NOROESTE, S.A. DE C.V.

By:

Name: Javier Arechavaleta Santos
Title: Attorney in Fact

EXISTING GUARANTORS

VIMEXICO, S.A. DE C.V.;
VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V.;
VITRO CORPORATIVO, S.A. DE C.V.;
VITRO ENVASES HOLDING, S.A. DE C.V.;
TALLER DE COLECCIÓN VITRO, S.A. DE C.V.;
SERVICIOS CORPORATIVOS DE EDIFICACIONES, S.A. DE C.V.;
VIDRIERA MONTERREY, S.A. DE C.V.;
VIDRIERA LOS REYES, S.A. DE C.V.;
VIDRIERA GUADALAJARA, S.A. DE C.V.;
VIDRIERA QUERETARO, S.A. DE C.V.;

VIDRIERA MEXICO, S.A. DE C.V.;
VIDRIERA TOLUCA, S.A. DE C.V.;
COMPAÑÍA VIDRIERA, S.A. DE C.V.;
FABRICACION DE MAQUINAS, S.A. DE C.V.;
SERVICIOS INTEGRALES DE ACABADOS, S.A. DE C.V.;
INMOBILIARIA LOMA DEL TORO, S.A. DE C.V.;
INDUSTRIA DEL ALCALI, S.A. DE C.V.;
COMERCIALIZADORA ALCALI, S. DE R.L. DE C.V.;
VIDRIO LUX, S.A.;
VITRO PACKAGING, INC.;
CENTRO DE TECNOLOGIA VIDRIERA, LTD.;
VITRO EUROPA, LTD.;
AMERICAN ASSET HOLDINGS, CORP.;
CRISA HOLDINGS CORP.;
TROPER INC.;
IMPERIAL ARTS CORP.;
TROPER SERVICES, INC.;
SFK INDUSTRIES, INC.;
ALLIANCE PRECISION PRODUCTS CORPORATION;
AMSILCO HOLDINGS, INC.;
BBO HOLDINGS, INC.;
CRISA CORP.;
VK CORP.;
VITRO AUTOMOTRIZ, S.A. DE C.V.;
VITRO FLEX, S.A. DE C.V.;
DISTRIBUIDORA NACIONAL DE VIDRIO, S.A. DE C.V.;
VITRO VIDRIO Y CRISTAL, S.A. DE C.V.;
VITRO FLOTADO CUBIERTAS, S.A. DE C.V.;
DISTRIBUIDOR VIDRIERO LAN, S.A. DE C.V.;
VITROCAR, S.A. DE C.V.;
CRISTALES INASTILLABLES DE MEXICO, S.A. DE C.V.;
VIDRIO PLANO DE MEXICO, S.A. DE C.V.;
VVP HOLDINGS CORP.;
VVP SYNDICATION, INC.;
VVP AUTOGLASS, INC.;
VITRO AMERICA, INC.;
SUPER SKY PRODUCTS, INC.;
SUPER SKY INTERNATIONAL, INC.;
VVP FINANCE CORP.;
SUPER SKY CONSTRUCTORS, INC.;
VITRO COLOMBIA, S.A.;
VVP EUROPA HOLDINGS, B.V.;

VITRO DO BRASIL INDUSTRIA E COMERCIO, LTDA.;
ORIENTAL GLASS, INC.;
VITRO CHEMICALS, FIBERS AND MINING, INC.;
VITROSA HOLDING, LTD.;
VIDRIO PLANO, S.A. DE C.V.;
DISTRIBUIDORA DE VIDRIO Y CRISTAL, S.A. DE C.V.;
VIDRIO PLANO DE MEXICALI, S.A. DE C.V.;
VITEMCO VENEZUELA, S.A.;
VITRO PANAMA, S.A.;
SERVICIOS Y OPERACIONES FINANCIERAS VITRO, S.A. DE C.V.; AND
VITEMCO ECUADOR, S.A. AND
VITRO GLOBAL, LTD.

By:

Name: Ramón Leal Chapa
Title: Attorney in Fact

By:

Name: Rafael Colome Carrasco
Title: Attorney in Fact

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title: